UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MEDIAMIND TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FISCAL YEAR 2010 ANNUAL MEETING OF SHAREHOLDERS	1

BOARD OF DIRECTORS	3

CORPORATE GOVERNANCE	5

EXECUTIVE COMPENSATION	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS	27

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.	27

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	28

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES	29

PROPOSAL 4. ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	29

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF SAY ON PAY VOTES OF EVERY 1 YEAR	30

OTHER BUSINESS	30
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2011	30

April 14th, 2011
Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of MediaMind Technologies Inc. (“MediaMind”) to be held at 11:30 a.m. EST on Tuesday, May 31st, 2011 at our offices at 135 w. 18th St., New York, New York 10011. You will find directions to the meeting in the accompanying proxy statement.

The accompanying notice of meeting and proxy statement describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. You may also vote in person at the Annual Meeting.

The Board of Directors of MediaMind has fixed the close of business on April 13, 2011 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

This is our first shareholder meeting as a public company following our initial public offering in August 2010. I would like to thank you for your support and belief in MediaMind.

Sincerely,

/s/ Gal Trifon
Gal Trifon
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 31, 2011

TO SHAREHOLDERS OF MEDIAMIND TECHNOLOGIES INC.:

The fiscal year 2010 annual meeting of shareholders of MediaMind Technologies Inc. (the “Company”) will be held on May 31, 2011 at 11:30 a.m. Eastern Time at MediaMind Technologies Inc., 135 West 18th Street, New York, New York for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to re-elect Messrs. Timothy I. Maudlin and James Warner as Class I directors, to hold office until the annual meeting of shareholders to be held in 2014 and until their successors are elected and qualified;

2. to ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for 2011;

3. to consider an advisory vote on compensation of our named executive officers;

4. to consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and

5. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 13, 2011 are entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

GAL TRIFON, President, CEO and Chairman of the Board

New York, NY
April 14, 2011

YOUR VOTE IS IMPORTANT!
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting and are a registered shareholder, or have obtained a “Legal Proxy” from your broker, you will be able to vote in person, even if you have previously submitted your proxy. Voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation).

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Shareholders on May 31, 2011.

The MediaMind Technologies Inc. Proxy Statement and 2010 Annual Report to Shareholders are available online at www.proxyvote.com and www.mediamind.com/company/investor relations/sec filings.

Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.
VOTE BY INTERNET

www.proxyvote.com

24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 30, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE

1-800-690-6903 via touch tone

24 hours a day/7 days a week

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2011. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

Please note that brokers may no longer vote your shares on the election of directors or on the advisory votes on compensation in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

MEDIAMIND TECHNOLOGIES INC.
135 West 18th Street, New York, New York 10011

PROXY STATEMENT

FISCAL YEAR 2010 ANNUAL MEETING OF SHAREHOLDERS

MediaMind Technologies Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 31, 2011, at 11:30 a.m., Eastern Time, and at any adjournments thereof (the “Annual Meeting”). As used herein, “we,” “us,” “our,” “MediaMind” or the “Company” refers to MediaMind Technologies Inc., a Delaware corporation. Notice of the availability of these materials are being first mailed or otherwise sent to shareholders on or about April 14, 2011. The Company’s principal executive offices are located at 135 West 18th Street, New York, New York and at 5 Hamada St., Herzelia, Israel 46733. The Company’s telephone numbers at these locations are +1 646 437 3761, and +972-9-7760800 respectively. This proxy statement and MediaMind’s 2010 Annual Report (the “2010 Annual Report”) are also available at www.proxyvote.com and www.mediamind.com/company/investor relations/sec filings.

GENERAL INFORMATION

Record Date; Outstanding Voting Securities; Voting Rights; Attendance at the Meeting

Shareholders of record at the close of business on April 13, 2011 are entitled to notice of, and to vote at, the meeting. As of the record date, there were 18,942,422 shares of MediaMind common stock outstanding, each entitled to one vote.

If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a current bank or brokerage account statement, to be admitted. We also may request appropriate identification as a condition of admission.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

Proposal 1 - Directors are elected by a plurality of the votes cast at the meeting. Under Delaware law, abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

Approval of advisory Proposals 2, 3 and 4 require the affirmative vote of a majority of the shares entitled to vote at the meeting. Abstentions will have the effect of a vote against the item. Broker non-votes will have no effect upon Proposals 2, 3 or 4. It is possible that none of the choices will receive the necessary majority with regards to Proposal 4.

Proposal 2 is a “discretionary item” and New York Stock Exchange (“NYSE”) member brokers that do not receive instructions on how to vote may cast those votes in their discretion.

How to Vote

If you are a shareholder of record, you may vote your shares by one of the following methods:

(1) using the internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

(2) using the toll-free telephone number listed on the enclosed proxy card;

(3) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope; or.

(4) voting in person at the Annual Meeting.

Votes cast through the internet and telephone votes are authenticated by use of a personal identification number. Specific instructions to be followed are set forth on the enclosed proxy card. If you vote through the internet or by telephone, you do not need to return your proxy card. All proxies submitted by record holders through the internet or by telephone must be received by 11:59 p.m. EST on May 30, 2011.

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a valid proxy from your bank, broker or other nominee and present it at the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement.

Revocation of Proxies or Change of Instructions

A proxy given by a shareholder of record may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of MediaMind at the address set forth above, by delivering a proxy (by one of the methods described above under the heading “How to Vote”) bearing a later date, or by voting in person at the meeting.

If you are the beneficial owner of shares held in “street name,” you may submit new voting instructions in the manner provided by your bank or broker or other nominee, or you may vote in person at the fiscal year 2010 Annual Meeting in the manner described above under the heading “How to Vote.”

Proxy Solicitation

The Board of Directors of the Company is soliciting proxies in connection with this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Broadridge Financial Solutions, Inc. to assist with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Broadridge a fee of $7,480, plus reasonable expenses, for these services. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy card will vote on such matters in accordance with their best judgment.

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.mediamind.com under the “company/investor relations/sec filings” section.

BOARD OF DIRECTORS

Our Board of Directors currently consists of seven directors, Michael J. Kelly, Gal Trifon, Deven Parekh, Eli Barkat, Guy Gamzu, Timothy I. Maudlin and James Warner. Our board is divided into three classes as described below, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Messrs. Maudlin and Warner serve as Class I directors (with a term expiring in 2011). Messrs. Barkat, Kelly and Parekh serve initially as Class II directors (with a term expiring in 2012). Messrs. Gamzu and Trifon serve initially as Class III directors (with a term expiring in 2013).

Our amended and restated by-laws provide that our Board of Directors will consist of no fewer than three and no more than 11 persons, and that the exact number of members of our Board of Directors will be determined from time to time by resolution of a majority of our entire Board of Directors.

At the Annual Meeting, the shareholders will vote on the election of the Class I directors. The Class I directors will hold office until the Company’s annual meeting on 2014. All directors will hold office until the annual meeting of shareholder’s at which their terms expire and the election and qualification of their successors or until such directors earlier death, resignation or removal.

The Board of Directors has nominated Messrs. Timothy I. Maudlin and James Warner for re-election to the Board of Directors as Class I directors at the Annual Meeting. Each nominee has consented to serve as a director of the Company if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate.

Director Independence

The Nasdaq Marketplace Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Marketplace Rule 5605(a)(2) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” We have determined that each of Mr. Gamzu, Mr. Kelly, Mr. Parekh, Mr. Maudlin and Mr. Warner is an independent director within the meaning of the applicable rules of the SEC and NASDAQ, and that each of Mr. Kelly, Mr. Maudlin and Mr. Warner is also an independent director under Rule 10A-3 of the Exchange Act for the purpose of audit committee membership. In addition, our Board of Directors has determined that Mr. Maudlin is a financial expert within the meaning of the applicable rules of the SEC and NASDAQ.

Nominee Directors

The following individuals have been nominated for election to the Board of Directors:

Timothy I. Maudlin has served as a director since August 2008. From 1989 through 2007, Mr. Maudlin was a Managing Partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin also served as President and Chief Executive Officer of KMN Inc. from 1985 to 2007 and as Chief Financial Officer of Venturi Group, LLC from 1999 to 2001. Mr. Maudlin currently serves on the Board of Directors of WEB.com and Sucampo Pharmaceuticals, Inc. Mr. Maudlin holds a B.A. from St. Olaf College and a M.M. from the Kellogg School of Management at Northwestern University. Mr. Maudlin has extensive experience in the venture capital sector and in corporate finance and accounting, and has strong skills in management and governance.

James Warner joined our Board of Directors on May 26, 2010. Mr. Warner has served as Principal of Third Floor Enterprises, a media and marketing advisory firm, since January 2009. From January 2000 through June 2008, Mr. Warner held senior positions at aQuantive, most recently as Executive Vice President of its Razorfish subsidiary. Mr. Warner served as President of Primedia’s Magazine Group in 1998. From 1995 to 1998, he served as President of the CBS Television Network. From 1990 to 1995, he was President of CBS Enterprises, and from 1980 to 1989 he was Vice President at HBO. Mr. Warner also serves as a director at Healthline Networks, Inc. and Engage 121, Inc. He received a B.A. from Yale College and M.B.A. from the Harvard Business School. He has extensive experience in the media and advertising industry and strong skills in marketing and management.

Continuing Directors

The following individuals will continue to serve on the Board of Directors after the Annual Meeting:

Gal Trifon has served as President, Chief Executive Officer and director since August 2001. From January 2002 through January 2008 and since November 2008, Mr. Trifon has served as the Chairman of our Board of Directors. Mr. Trifon is one of our co-founders and was the original technology architect of the MediaMind Rich Media Platform. From December 2000 to June 2001, Mr. Trifon served as Vice President of Business Development and from September 1999 to December 2000 as Vice President for Research and Development. Prior to co-founding MediaMind, Mr. Trifon served as research and development team manager in VCON, a provider of video, audio and data conferencing solutions, from 1996 to 1999. Mr. Trifon holds a B.Sc. in Computer Science and Economics from Tel Aviv University, Israel. Mr. Trifon has extensive experience in business development and in product research and development, and has strong skills in technology sector management, technology design and vision and strategic planning.

Eli Barkat has served as a director since April 2007. Mr. Barkat was nominated as a director by Sycamore Technologies Ventures L.P. (“Sycamore”) based on a stockholders’ agreement that terminated upon the closing of our initial public offering. In 1988, Mr. Barkat co-founded BRM Group (formerly BRM Technologies), which developed an anti-virus technology that was sold to Symantec in 1992. Following the sale, Mr. Barkat was involved in turning BRM Group into an incubator venture firm that invested in several internet infrastructure and software companies. In 2000, BRM Capital I was founded and Mr. Barkat held an advisory position there from 2000 to 2003. In January 2004, Mr. Barkat formally rejoined BRM Capital, assuming the position of Managing Partner. Mr. Barkat co-founded BackWeb in 1995 and served as Chief Executive Officer from 1996 to 2004 and as Chairman of BackWeb from 1996 to 2008. Today, BRM Group is a privately-held holding company that invests in hi-tech, financial markets and established industries. Mr. Barkat currently serves as Chief Executive Officer and Chairman of BRM Group, Chairman of Pudding Media and Dash-Apex Holdings Ltd., and as a director of GigaSpaces, SupportSpace, and Pando. Mr. Barkat holds a B.Sc. in Computer Science and Mathematics from the Hebrew University of Jerusalem, Israel. Mr. Barkat has extensive experience in the technology sector and capital markets, and has strong skills in management and governance.

Guy Gamzu has served as a director since January 2000. Mr. Gamzu has been an angel investor since 1997, specializing in pre-seed venture finance. Mr. Gamzu is the founder of Sycamore Technologies Ventures L.P. Mr. Gamzu currently serves as a director of Eyeclick.com, eToro.com, Mirtemis and Fiverr.com. Mr. Gamzu holds a B.S. in Business Studies, Marketing and Finance from City University Business School in London, U.K. Mr. Gamzu has extensive experience in the venture capital and technology sectors and has strong skills in management and governance.

Michael J. Kelly has served as a director since February 2008. Mr. Kelly has served as President and Chief Executive Officer of The Weather Channel Companies (TWCC) since July 2009. Mr. Kelly was President of AOL Media Networks from February 2004 to October 2007. From September 2002 to February 2004, Mr. Kelly was the President of Global Marketing at Time Warner. From March 2000 to September 2002, Mr. Kelly served as the Chief Executive Officer of America Town Network, which he founded. From 1983 to 2000, Mr. Kelly held various executive positions at Time, Inc., and performed management assignments at Fortune magazine and Entertainment Weekly. From 1996 to 2000, Mr. Kelly served as the Publisher of Entertainment Weekly. Mr. Kelly holds a B.A. in Political Science from the University of Illinois. Mr. Kelly has extensive experience in the advertising and the publishing sectors, and has strong skills in management and marketing.

Deven Parekh has served as a director since January 2004. Mr. Parekh joined Insight Venture Partners in January 2000, and has served as a Managing Director of the firm since January 2001. Prior to joining Insight, Mr. Parekh was with Berenson Minella & Company, a New York-based merchant banking firm, from 1992 to 2000. In 1992, Mr. Parekh was with The Blackstone Group. Mr. Parekh currently serves as a director of Chegg.com, Epic Media Group, eCommerce Industries, eVestment Alliance, Hayneedle, Newegg.com, Seevast and Syncsort. Mr. Parekh holds a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Parekh has extensive experience in venture capital, the technology sector, the capital markets and corporate governance.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has established an Audit and Corporate Governance Committee and a Compensation Committee (collectively, the “Committees”).

Audit Committee. The Audit Committee of our Board of Directors consists of Timothy I. Maudlin, Michael J. Kelly and James Warner. Mr. Maudlin serves as the chairman of the Audit Committee. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. The Charter is posted under the “Company — Investor Relations — Corporate Governance” section of our website, www.mediamind.com. The Audit Committee reviews our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee also supervises the engagement of independent public auditors and the scope of the audit to be undertaken by such auditors. The Audit Committee also reviews and, as it deems appropriate, recommends to the Board of Directors corporate governance policies, and reviews and approves related party transactions, as detailed below under the caption “Related Person Transactions Policy and Procedures”.

Compensation Committee. The Compensation Committee of our Board of Directors consists of Timothy I. Maudlin, Deven Parekh and James Warner. Mr. Warner serves as the chairman of the Compensation Committee. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors. Such charter can be found at our website and is available for review at http://ir.mediamind.com/phoenix.zhtml?c=220622&p=irol-govHighlights. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under our employee equity incentive plans and advises and consults with our officers as may be requested regarding managerial personnel policies. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of stock rights or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

Nomination of Directors

Our Board of Directors does not have and does not currently intend to establish a Nominating Committee. Our Board of Directors will delegate to its independent members the authority to select qualified nominees for election or appointment to our Board of Directors. The vote of a majority of the independent directors of our Board of Directors will be required to select a nominee. Our Board of Directors believes that this process for nominating directors is appropriate as power is delegated to the independent directors of the Board and because this process is in accordance with the Nasdaq Global Select Market Rules.

Board Leadership

The Company’s Chief Executive Officer, Mr. Gal Trifon, also serves as Chairman of our Board of Directors. Mr. Trifon, who is also co-founder of MediaMind, possesses unique skills that combine in depth understanding of our technology, as the original technology architect, with vast knowledge of the industry, and extensive business development experience. Due to such qualities, the Board of Directors chose to elect him as Chairman of the Board in addition to his role as Chief Executive Officer. We believe that this is the appropriate leadership structure, considering our size and the high level of technical knowledge required to manage the Company. In addition, five out of our seven board members are independent under the Nasdaq Marketplace Rules. The independent directors, as well as our Audit Committee, which is comprised of three independent directors, play a major role in our risk oversight, which supports this determination, as detailed below under the captions “Risk Oversight” and “Related Person Transactions Policy and Procedures”.

Risk Oversight

Assessing and managing risk is the responsibility of the Company’s senior management team. The Board of Directors, as well as the Audit Committee, oversees certain aspects of the Company’s risk management efforts, and reviews and consults with the Company’s senior management team on strategic opportunities, challenges and risks faced by the Company at each of the regular quarterly Board meetings. Following its initial public offering, in August 2010, the Company retained Price Waterhouse Coopers to assist the Company in identifying, documenting and mitigating the Company’s financial risks in accordance with the Sarbanes-Oxley Act of 2002 (“SOX”), and hired an internal SOX manager. In parallel management is performing, with the assistance of an external consultant, an enterprise risk assessment to identify key operating, legal and compliance risks, which may not be covered by the evaluation under SOX. The risk evaluation process under SOX and the complimentary risk evaluation process are reported to the Audit Committee on a quarterly basis, and the Audit Committee reports developments to the Board of Directors. In addition, the Audit Committee oversees the Company’s financial reporting, and internal controls as well as risks related to the Company’s corporate governance, board and committee composition, director independence and related party transactions. The Compensation Committee oversees the Company’s executive compensation programs, monitors the administration of the Company’s various equity compensation plans, and conducts compensation-related risk assessments. Each Committee presents regular reports to the full Board of Directors on a quarterly basis.

Related Person Transactions Policy and Procedures

The Board of Directors has adopted a policy on related person transactions. Such policy can be found at our website and is available for review at http://ir.mediamind.com/phoenix.zhtml?c=220622&p=irol-govHighlights. Pursuant to the policy, the Audit Committee, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $120,000, the Board of Directors, will review the relevant facts and circumstances of all related party transactions, including, but not limited to, (i) the commercial reasonableness of the terms of the transaction and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related party transaction to which he or she is a related party.

The audit committee, or the Board of Directors as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement and (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Pursuant to the terms of our related party transaction policy, all related party transactions are required to be disclosed in our applicable filings in accordance with the Securities Act and the Exchange Act and related rules.

Certain Relationships and Related Person Transactions

Series A-1 Convertible Preferred Stock Conversion

In April 2007, we sold 2,068,966 shares of our series A-1 Convertible preferred stock, $0.001 par value per share, at a price of $7.25 (pre-split $14.50) per share for total consideration of $30.0 million to Sycamore Technologies Ventures L.P. All of the shares of series A-1 Convertible preferred stock converted into 4,358,898 shares of common stock at a ratio of 1:2.1068 immediately prior to the closing of our initial public offering.

Management Agreement

In April 2007, we entered into a management agreement with Sycamore Technologies Ventures L.P. (“Sycamore”) pursuant to which Sycamore provided us, our Board of Directors and our subsidiaries with various management and consulting services, including strategic guidance, such as introduction to potential customers, analysts, investment bankers and consulting services with respect to strategic alliances and other business opportunities. Under the terms of the management agreement we paid Sycamore an annual management fee of $1.0 million. Sycamore was not entitled to any additional, or other forms of consideration for its services. The management agreement terminated pursuant to its terms on April 26, 2009.

Registration Rights

In April 2007, we entered into an amended and restated registration rights agreement with certain holders of our common stock and our series A-1 Convertible preferred stock which converted into common stock in connection with our initial public offering. Pursuant to the registration rights agreement, the holders of at least a majority of our common stock issued upon the conversion of our series A-1 Convertible preferred stock may require us to file a registration statement under the Securities Act with respect to such shares. In addition, the holders of at least a majority of our common stock that is owned by our common stockholders who are party to the registration rights agreement, may require us to file a registration statement. All such abovementioned shares, the “Registrable Shares”. These “demand” registration rights are subject to certain conditions and limitations, including the right of the managing underwriter to limit the number of Registrable Shares included in such registration if it would interfere with the successful marketing of the shares, and our right to postpone a registration statement for a period of up to 45 days if we have plans to engage in an underwritten public offering, in which the demanding holders will be permitted to include their Registrable Shares or if our Board of Directors reasonably determines that such registration would interfere with any material transaction involving us.

The holders of any of our Registrable Shares also have certain “piggyback” rights pursuant to which, if we propose to register any shares of our common stock, such holders are entitled to notice of such registration and are entitled to include such Registrable Shares therein. The piggyback registration rights are subject to certain conditions and limitations, including the right of the managing underwriter to limit the number of shares included in such registration if it would interfere with the successful marketing of the shares, and are only applicable for three years following the consummation of our initial public offering.

Further, once we qualify to use Form S-3 under the Securities Act, holders of any of our Registrable Shares are entitled to request an unlimited number of registrations on Form S-3. Pursuant to the registration rights agreement, we are obligated to pay all registration expenses, other than underwriting discounts and selling commissions related to any registration of Registrable Shares in accordance therewith. The registration rights agreement contains customary indemnification and contribution provisions.

On November 8, 2010, in connection with their purchase of 380,000 and 100,000 shares, respectively, in our initial public offering, we entered into a joinder agreement whereby BRM Group Ltd., controlled by Eli Barkat, and Jonathan Kolber, a director of Sycamore Technologies Ventures, L.P. on the date of the joinder agreement, and a 5% holders of our common stock, were made parties to the aforementioned registration rights agreement as holders of common stock.

Meetings of the Board of Directors and Standing Committees; Attendance at Annual Meetings

Our Board of Directors met or acted by unanimous written consent 10 times during 2010. The Audit Committee met 6 times and the Compensation Committee met or acted by unanimous written consent 7 times. Following our initial public offering in August 2010, each meeting of the Board of Directors or Audit Committee includes an executive session of the outside directors, with no members of management being present. Each member of the Board of Directors attended 75% or more of the Board of Directors meetings during 2010. Each member of the Board of Directors who served on one or more of the Committees attended at least 75% of the applicable committee meetings during 2010. While we do not have a formal policy for directors’ attendance at the annual meeting of shareholders, a majority of directors are also expected to be present at the Company’s annual meetings of shareholders. At the time of our fiscal year 2009 annual shareholders meeting we were not yet a public company and our annual shareholders meeting was held by written consent.

Director Nomination

Criteria for Nomination to the Board of Directors.  The independent members of the Board of Directors consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seek to ensure that at least a majority of the directors are independent under the Nasdaq Marketplace Rules, that members of the Company’s Audit Committee meet the financial literacy requirements under the Nasdaq Marketplace Rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

In evaluating director candidates, regardless of the source of the nomination, the independent directors will consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The independent directors will take into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NASDAQ rules for Audit Committee membership purposes. Periodically the audit committee and the independent directors will review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience.

Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director, but does not have a separate policy directed toward diversity.

Shareholders Proposals for Nominees.  The independent directors will consider written proposals from shareholders for nominees for director. Any such proposal for nominations should be submitted to our principal offices, c/o the Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) the name(s) and address(es) of the shareholders(s) making the proposal for nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholders(s), and  a description of any agreement, arrangement or understanding, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to our securities. A shareholder who desires to nominate a director for election to our board of Director directly should see the requirements set forth in our Bylaws and described under the caption “Shareholder Proposal for the Annual Meeting for Fiscal 2011” below.

Process for Identifying and Evaluating Nominees.  The process for identifying and evaluating nominees to fill vacancies on the Board of Directors is initiated by conducting an assessment of critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board Committee. A third-party search firm may be used by the Board to identify qualified candidates, and the Board may review shareholders proposals for nominees. These candidates are evaluated by the independent directors by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Serious candidates meet with all members of the Board and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the independent directors, the full Board determines whether to appoint a candidate to the Board.

The independent directors will evaluate the skills and experience of existing Board members against the Company’s critical needs in making recommendations for nomination by the full Board of candidates for election by the shareholders. The nominees to the Board of Directors described in this Proxy Statement were approved unanimously by our directors.

Communications with Directors

Shareholders who wish to communicate with our directors may do so by contacting them c/o Corporate Secretary, MediaMind Technologies Inc., 135 w. 18th Street, New York, New York 10011. All communications received will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors as appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and partners. The Code is posted under the “Company — Investor Relations — Corporate Governance” section of the Company’s website, www.mediamind.com.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2010.

Members of the Compensation Committee:

James Warner, Chair
Timothy I. Maudlin
Deven Parekh

2010 Director Compensation

The following table sets forth compensation earned by the individuals who served as non-employee directors of the Company during fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Eli Barkat	$—	$—	$—
Guy Gamzu	—	—	—
Michael J. Kelly	13,667	43,602	57,269
Timothy I. Maudlin	19,500	43,602	63,102
James Warner	10,667	42,889	53,556
Deven Parekh	—	—	—

(1)           The dollar amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 “Stockholders’ Equity” to the financial statements included in our annual report for the fiscal year 2010. The aggregate number of option awards outstanding as of December 31, 2010 for each non-employee director is zero except as follows: Michael J. Kelly, 60,672 options; Timothy I. Maudlin, 27,000 options; and James Warner, 10,000 options. In addition we granted each of Timothy I. Maudlin, James Warner and Michael J. Kelly 3,000 options in January 2011 in recognition of their contribution to our initial public offering.

We pay a director’s fee of $10,000 annually to each of our non-employee directors who are not affiliated with our shareholders. Each non-affiliated member of the audit committee received an additional $3,000 per year, prior to our initial public offering, and $5,000 per year following our initial public offering, except that the chairman of the audit committee received an additional $7,000 per year. Non-affiliated directors who are members of our compensation committee receive an additional $2,500 annually, except that the chairman of such committee receives an additional $4,000 annually. If a non-affiliated director joins the Board of Directors at any time other than at the time of the annual shareholder meeting, the non-employee director fees will be prorated.

We granted our non-employee directors, who are not affiliated to our shareholders, stock options to acquire 10,000 shares on an annual basis. In 2011 we amended our policy and in the future will grant each of such directors stock options to acquire 12,500 shares of common stock upon their appointment to the Board of Directors and thereafter an additional grant of stock options to acquire 12,500 shares on an annual basis at the first board meeting after the second quarter. The stock options will become fully vested on the first anniversary of the grant day and will be exercisable for ten years, however, the board may resolve to reduce the ten year exercise period at any time. The exercise price will be the fair market value of our common stock at the date of grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2010 compensation program for our fiscal year 2010 named executive officers. See “Board of Directors – Continuing Directors” for the biography of Gal Trifon, our Chief Executive Officer.

Ofer Zadikario has served as Chief Solutions Officer since October 2007. Mr. Zadikario is one of our co-founders and the main architect of MediaMind’s original Rich Media Platform. From August 2001 to October 2007, Mr. Zadikario served as Vice President of Research and Development and from September 2001 to April 2008 served as one of our directors. Prior to co-founding MediaMind, Mr. Zadikario served as an information systems engineer developing decision support systems for Intel from 1997 to September 1999. Mr. Zadikario holds a B.Sc. in Information Systems Engineering from Ben-Gurion University of the Negev, Israel.

Sarit Firon has served as Chief Financial Officer since October 2007. Prior to joining us, Ms. Firon served as Chief Financial Officer and Vice President of Finance of Olive Software, a provider of digital publishing solutions, from May 2005 to October 2007. From January 2000 to October 2004, Ms. Firon served as the Chief Financial Officer of P-Cube, a provider of IP service control solutions (which was acquired by Cisco Systems). From January 1995 to December 1999, Ms. Firon served as the Chief Financial Officer of RADCOM (NASDAQ: RDCM), a provider of probe-based network monitoring solutions. From November 1991 to December 1994, Ms. Firon served as a senior auditor with Kesselman and Kesselman, a member of PricewaterhouseCoopers. From October 2000 to December 2006, Ms. Firon served as a director and a member of the audit committee of Metalink (NASDAQ: MTLK), a global provider and developer of high performance wireline and wireless broadband communication silicon solutions for telecommunication, networking and home broadband equipment makers. Ms. Firon holds a B.A. in Accounting and Economics from Tel-Aviv University, Israel, and is a Certified Public Accountant.

Andrew Bloom has served as Vice President for Strategic Business Development since August 2009. Prior to joining MediaMind, Mr. Bloom served as Vice President of Agency Sales and Partner Development at Spot Runner, a technology company developing next generation TV advertising platforms, from May 2006 to July 2009. From March 2002 to April 2006, Mr. Bloom served as Director of Business Development at Getty Images, a leading global digital media business. From December 1999 to October 2001, Mr. Bloom served as a senior associate at the Accelerator Group, a New York-based management and investment company. From September 1997 to December 1999, Mr. Bloom worked as a corporate lawyer at the law firm of Davis Polk & Wardwell LLP. Prior to that Mr. Bloom started his career as a corporate lawyer at Slaughter and May where he worked from September 1993 to August 1997. Mr. Bloom holds a B.A. and an M.A. in law from Cambridge University in England.

Joe Girling has served as Vice President of Global Sales since December 2008, and prior to that served as General Manager of International Operations since September 2006. Prior to joining us, Mr. Girling served as a Regional Manager, Central and East Europe, Africa and the Middle East for Adobe Systems from September 2000 to June 2006. From 1996 to 2000, Mr. Girling was U.K. Corporate Sales Director for Adobe Systems. From 1993 to 1996, Mr. Girling was Region Sales Manager, Western Europe for Frame Technology. Mr. Girling holds an HND in Production Engineering from Kingston University, U.K.

Executive Summary and Executive Compensation Program Objectives

2010 Corporate Performance

Our annual revenue for 2010 was a record of $80.8 million, an increase of 24% over 2009. Cash flow from operating activities was $11.8 million. Net income was $10 million.

In August 2010 we completed our initial public offering, raising approximately $56 million (net of expenses related to the offering).

The Company finished 2010 with $21.5 million in cash and cash equivalents and $79.1 million in short term deposits, restricted cash and long term marketable securities. We have no debt on our balance sheet.

During 2010, we launched our MediaMind v2.0 platform, featuring new data driven products and a superior user experience. We delivered campaigns during 2010 for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East.

The objectives of our executive compensation program are to correlate executive compensation with the Company’s business objectives, performance and the creation of shareholder value, and to enable the Company to attract, retain and reward key executive officers who contribute to its long-term success. We believe the total direct compensation our named executive officers received in 2010 as set forth in the Summary Compensation Table on page 14 is consistent with and reflects these objectives in particular when taking into account our accomplishments during 2010 as detailed above.

Executive Compensation Philosophy

Our executive compensation program is designed to (i) align the interests of our executive officers with those of our stockholders, (ii) link individual rewards to attainment of pre-determined goals and (iii) attract, motivate and retain highly-qualified senior talent who can successfully deliver outstanding business performance. Therefore, we strive to motivate executives to achieve specific goals in accordance with annual initiatives set by our Board of Directors. Throughout this section, the individuals included in the “Summary Compensation Table” are referred to as the “named executive officers” or the “NEOs” References to “executives,” “executive officers,” “officers,” or “employees” include these named executive officers and other persons who are employed by us or our subsidiaries.

The members of our Compensation Committee are James Warner, who acts as chairman of the committee, Deven Parekh and Timothy I. Maudlin. Our Compensation Committee was established in January 2002.

The Compensation Committee meets from time to time throughout the year. Additionally, the Compensation Committee may take action by written consent.

The following Compensation Discussion and Analysis outlines additional details regarding our executive compensation program and policies.

Elements of our Compensation Program

Our compensation program is based on the pay-for-performance philosophy, emphasizing executive performance goals designed to support corporate objectives and strategy, as determined by our Board of Directors. In order to accomplish our objectives, a significant portion of each senior executive’s total compensation opportunity is linked to and dependent upon corporate and individual performance. The Compensation Committee has reviewed and considered comparative compensation surveys in establishing compensation levels. Information regarding the surveys used can be found under caption “Factors considered – Benchmarking” below.

Our Compensation Committee has not adopted any formal guidelines for allocating compensation between long-term and currently-paid-out compensation and between cash and non-cash compensation. However, the Compensation Committee did approve annual stock option awards guidelines. We believe that stock option awards are an important motivator in attracting and retaining employees in addition to salary and cash bonus awards. We determine the appropriate level for each component taking into consideration our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant, such as rewarding extraordinary performance. Historically, our Chief Executive Officer has provided to the Compensation Committee his views on the types and relative levels of compensation for his direct reports as well as his recommendations concerning each such executive officer. Our pay mix is designed to generally reflect market practice and is intended to provide our executive officers with competitive levels of current compensation and to encourage long-term retention of our executive talent.

Each senior executive’s compensation package is tailored to each individual and is intended to encourage executive performance that supports our organizational strategy. When setting the amount of compensation to be awarded to senior executives, other than the Chief Executive Officer, in a given year, the Compensation Committee considers the recommendations of our Chief Executive Officer as well as the relative proportion of total compensation delivered on a current and long-term basis and in the form of cash and equity prior to making changes to compensation levels. Chief Executive Officer compensation is determined by the Compensation Committee following a review of our corporate and the Chief Executive Officer’s individual performance. The fundamental elements of our compensation program are:

•	base salary;

•	performance-based bonuses, consisting of

•	our management by objectives bonus (“MBO”) program, which is based on attainment of individual objectives; and

•	a revenue-based bonus program, which is based on attainment of Company revenue goals;

•	long-term incentives — stock options; and

•	perquisites and other personal benefits.

In determining the respective level of our base salary and performance-based bonuses, our Compensation Committee has generally sought to use performance-based elements to provide that increases in an executive’s total compensation will reflect, encourage and reward superior performance.

Base salary. Our Compensation Committee is regularly consulted concerning the base salary of each named executive officer. In determining base salary and adjustments to it, we consider the relative importance and responsibility of the individual’s position, our performance, the executive officer’s overall individual performance and future potential, seniority, location and the level of base salaries paid in our industry.

Performance-based bonuses. Our named executive officers are generally eligible to receive performance-based bonuses which are correlated to their individual performance and our overall performance or the performance of a specific business unit in their area of responsibility. Individual performance is rewarded through our MBO program and company or business unit performance is rewarded through revenue-based bonuses. Proposals for the total target bonus and the respective portion of its two components are developed at the beginning of each year by our Chief Executive Officer in consultation with each executive officer, and are presented to our Compensation Committee for its review, consideration and approval. In determining the proposed ratio between the MBO program and the revenue-based bonus components, our Chief Executive Officer considers the nature of the executive officer’s position, overall individual performance and future potential and our performance and business plan.

MBO program. Under the MBO program quarterly objectives are established, as described above, based on our annual projections and business plan, enabling us to measure progress and providing quarterly incentives to attain annual Company goals.

The objectives for our named executive officers other than our Chief Executive Officer are determined through consultations between our Chief Executive Officer and the executive. Our Chief Executive Officer’s MBO payments for 2010 were based on our Compensation Committee’s assessment of his performance and the company’s overall corporate performance for that year. For 2011, our Chief Executive Officer’s objectives will be determined through consultation between our Chief Executive Officer and our Compensation Committee.

MBO targets are derived from the company’s strategic plan and are specific pre-established individual goals generally focused on each participant’s area of responsibility and quarterly and annual business plan, with each objective assigned a specific weight. MBO individual target goal categories include specified product development and diversification, resource deployment, resolution of information technology issues, short-term market research, development and planning goals, plans regarding penetration in new territories directly or by engaging selling agents, and strategic plans such as public offerings, private placements or acquisitions. The MBO performance measures are designed to be reasonably attainable.

MBO objectives are generally individually focused on each participant’s areas of responsibility and quarterly and annual business plan, with each specified objective weighted and assigned a specific value. Payments, if any, are determined by the extent to which the specified goals are attained. In cases of extraordinary performance by the officer or the company, payments in excess of the targeted amounts may be made, subject to the approval of our Compensation Committee. We believe that the MBO program rewards efforts that enhance our performance by linking individual short-term cash incentive compensation to achievement of defined business objectives that are intended to be reasonably attainable if the executive performs up to our expectations. In 2010, our NEOs achieved an average of 90% of their targeted objectives.

MBO awards for 2010 to Ms. Firon and Messrs. Trifon, Girling, Bloom and Zadikario are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 14 of this proxy statement.

Revenue-based bonus program. Targets based on company growth goals are set annually and quarterly in advance, with respect to overall company and business unit performance. The revenue-based bonus is paid to the extent the revenue objectives are attained and revenue in excess of the objective will result in payments in excess of the targeted opportunity amount. In 2010, Ms. Firon and Messrs. Trifon, Girling, Bloom and Zadikario were eligible for bonus payments based on the level of our global revenues, paid in monthly installments for Mr. Girling and in quarterly installments for all others. The revenue-based bonus of Mr. Girling is payable on a monthly basis, generally 30 days following the end of the month, as it comprises a more significant portion of his total compensation compared with our other NEOs. We believe that monthly payment to our VP of Global Sales provides a specific and immediate linkage between revenue achievement and individual reward.

Revenue-based bonuses for Ms. Firon and Messrs. Trifon, Girling, Bloom and Zadikario, are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 14 of this proxy statement.

Revenue-based bonuses are based on specific company growth goals and market strategy. Revenue-based performance metrics are set at levels necessary to motivate high business performance and support attainment of longer-term financial objectives. These targets, individually or together, are designed to be attainable if the executive and the company perform to expectations.

We believe that quantitative disclosure of target levels under our MBO and revenue-based cash bonus programs would result in competitive harm to the company. Access to revenue growth goals would provide the company’s competitors strategic information as to the company’s short-term business planning and forecasting in the company’s key geographic market areas.

Long-term incentives. Stock option grants enable us to grow and retain our staff and to provide our executive officers with the opportunity to acquire and maintain an equity interest in MediaMind and to share in the appreciation in our value. We believe that stock options align executives’ interests with stockholders’ interests by creating a link between executive compensation and stockholder return. Our stock options typically vest over time in order to encourage a long-term perspective and promote retention of our key employees.

Many of our employees, including our executive officers, are allocated options based on level of experience, seniority, position within the organization and on industry practice. We generally have made option grants up to four times a year in order to include new hires in our equity-based program and in connection with the promotion of or to recognize superior performance by existing employees. We have established guidelines for annual stock options awards to our executive officers. In determining the amount of individual grants, we may take into account various factors, including individual past performance and potential, an individual’s responsibilities and prior equity-based grants.

The authority to make equity grants to our executive officers rests with our Compensation Committee, which considers the recommendations of our Chief Executive Officer and Chief Financial Officer in making those grants, based on grant guidelines, specifying the grant per position and seniority.

Perquisites and other personal benefits. We provide certain of our executive officers with perquisites that we believe are reasonable and in the best interest of our stockholders. Such perquisites may include relocation benefits, a company-provided automobile and parking. In addition, all employees in Israel, including our named executive officers stationed there, are eligible for customary pension, insurance and severance benefits, commonly referred to as “social benefits.”

Severance. We believe that it is appropriate to provide severance pay to executives whose employment is involuntarily terminated by us without cause to provide transition income replacement. We also provide termination benefits required by law. Existing severance arrangements currently vary among executive officers based on their individual agreements and laws and regulations in their country of residence. These severance arrangements are described under the heading “Potential Payments Upon Termination of Employment — Employment Agreements.”

Employment Agreements

We have entered into an employment agreement with each of our named executive officers. Each named executive officer has agreed to certain obligations, including non-disclosure of confidential information, non-solicitation of employees and non-competition. See the narrative following the “Summary Compensation Table.”

Tax Deductibility

We believe that we have generally structured our executive compensation in a tax efficient manner. However, to date we have not adopted a policy requiring all compensation to be tax deductible.

How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation

Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a large portion of the executives’ compensation is based on the Company achieving certain performance targets. The variable compensation is higher for those executive who are in charge of the revenue stream.

Factors Considered — Benchmarking

The Compensation Committee conducts an annual review of the executive compensation program and utilizes peer and survey group data to help set proper compensation levels. The Compensation Committee received for its review an analysis comparing our executive officers’ compensation with comparable executives based on compensation data published in the IPAS High Technology Survey.  The list of companies who participated in the IPAS high Technology Survey is attached hereto as Schedule A.

In addition, the Compensation Committee received for its review an analysis comparing our executive officers’ compensation with comparable executives based on compensation data published in the Zviran Salary Survey which is the most comprehensive salary survey in Israel’s hi-tech & IT industries.  The list of companies who participated in the Zviran Salary Survey is attached hereto as Schedule B.

The Compensation Committee verified that all executive compensation packages were within the range for comparable roles presented in the abovementioned surveys.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee annually assesses the performance of, and determines the base salary and incentive compensation for, the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer recommends to the Compensation Committee annual base salary and incentive compensation adjustments for the other executive officers.

Executive and Director Compensation Tables

The following table sets forth information concerning the compensation paid to our named executive officers for our fiscal year ended December 31, 2010.

2010 Summary Compensation Table

Name and Position Principal(1)	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gal Trifon, President and Chief Executive Officer	2010	$285,209	$-	$-	$189,778	(4)	$54,745	(5)	$529,732
	2009	229,179	20,000	232,905	242,213	(4)	47,538	(6)	771,835
Sarit Firon, Chief Financial Officer	2010	246,813		-	118,482	(7)	28,191	(5)	393,486
	2009	211,382	14,000	116,452	86,449	(7)	6,986	(6)	435,269
Joe Girling, General Manager, International	2010	179,838	--	-	152,035	(8)	7,752	(5)	339,625
	2009	162,330	18,000	116,452	212,981	(8)	6,133	(6)	515,896
Ofer Zadikario, Chief Solutions Officer	2010	190,687	--	-	59,878	(9)	46,349	(5)	296,914
	2009	156,785	16,000	116,452	52,184	(9)	40,959	(5)	382,380
Andrew Bloom, Vice President of Strategic Business Development(11)	2010	200,000	--	-	89,463	(10)	5,389	(5)	294,852

(1)
Some of our executives’ compensation is paid in the local currency of their place of residence, and converted to US dollars here for comparison purposes. Mr. Girling’s salary and other compensation (excluding the revenue based bonus) is paid in GBP and Messrs. Trifon and Zadikario’s salary and other compensation (excluding the Non-Equity Incentive Plan Compensation) is paid in NIS. The currency was converted based on the average representative exchange rate of 2010 of 0.6486 for GBP and 3.729 for NIS.

(2)	Represents discretionary bonus payments.

(3)
Assumptions used in the calculation of these amounts are included in Note 8 “Stockholders’ Equity,” to the financial statements included in our annual report for the fiscal year 2010. Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(4)	Represents Management by objectives bonus ($98,349 and $91,746) and Revenue-based bonus ($143,864 and $98,032) for the years ended December 31, 2009 and 2010, respectively.

(5)
Represents social benefits ($5,389 for Ms. Firon and $41,420, $29,076, $5,389 and $7,752 for Messrs. Trifon, Zadikario, Bloom and Girling, respectively) ,automobile allowance ($600 for Ms. Firon and $13,325 and $17,273 for Messrs. Trifon and  Zadikario, respectively) , and relocation bonus ($22,202) for Ms. Firon.

(6)
Represents social benefits ($4,476 for Ms. Firon and $36,095, $25,768, $28,362 and $6,133 for Messrs. Trifon, Zadikario, Rahav and Girling, respectively) and automobile allowance ($2,510 for Ms. Firon and $11,443, $15,191 and $10,663 for Messrs. Trifon, Zadikario and Rahav, respectively).

(7)	Represents Management by objectives bonus ($53,559 and $79,269) and Revenue-based bonus ($32,890 and $39,213) for the years ended December 31, 2009 and 2010, respectively.

(8)	Represents Management by objectives bonus ($10,515 and $6,717) and Revenue-based bonus ($202,466 and $145,318) for the years ended December 31, 2009 and 2010, respectively.

(9)	Represents Management by objectives bonus ($17,146 and $32,429) and Revenue-based bonus ($35,038 and $27,449) for the years ended December 31, 2009 and 2010, respectively.

(10)	Represents Management by objectives bonus ($55,090) and Revenue-based bonus ($34,373) for the year ended December 31, 2010.

(11)	Mr. Bloom joined the Company on September 1, 2009 and did not become a NEO until 2010.

Employment Agreements

Gal Trifon. MediaMind Technologies Ltd. (formerly known as Eyeblaster Ltd.) has entered into an employment agreement effective as of October 1, 2007 as amended as of January 1, 2010, with Mr. Trifon, our CEO.

Term; compensation. Mr. Trifon’s employment with us will continue until either party terminates the employment relationship, provided that Mr. Trifon is required to provide a six-month notice of his voluntary resignation to us. His agreement provides for an annual base salary of 1,036,200 NIS and quarterly bonuses as determined by our Board of Directors based upon predefined MBOs. Mr. Trifon is also eligible for an annual bonus based upon our global revenues, paid in quarterly installments.

Managers’ insurance policy/further education fund. Under Mr. Trifon’s employment agreement we will pay a sum of up to 15.83% of Mr. Trifon’s base salary toward a managers’ insurance policy for his benefit as is customary for Israeli employees and in addition we will deduct 5% of Mr. Trifon’s base salary as his contribution to the policy. We will also pay an amount equal to 7.5% of his base salary into a further education fund account for his benefit as is customary for Israeli employees and in addition will deduct 2.5% of Mr. Trifon’s base salary as his contribution to the policy.

Severance; change in control; liquidation event. If Mr. Trifon’s employment is terminated for any reason other than for cause, he will be entitled to receive any amounts in his managers’ insurance policy and further education fund account and a pro rata bonus and he will be entitled to exercise his vested stock options until the 10th anniversary of the date of grant. In the event of a change in control or a liquidation event, 50% of any unvested options held by Mr. Trifon will become immediately exercisable. The remaining 50% of his unvested options will vest over the following 12 months. If Mr. Trifon is terminated by us during the 12-month period following a change in control, his unvested options will become immediately exercisable. If Mr. Trifon’s employment with us is terminated for cause, he will be entitled only to termination benefits required by law, if any, and the portion of his managers’ insurance policy which he personally contributed.

If Mr. Trifon’s employment is terminated due to a disability or he is terminated by us without cause, he will also be entitled to any termination benefits required by law, and in addition, any such termination must be preceded by a six-month notice. During this six-month period he will be entitled to his regular base salary and benefits, including the right to exercise stock options under any agreements with us. We may, at our discretion, choose to pay Mr. Trifon in lieu of continuing his employment through the notice period, in which case Mr. Trifon would be entitled to receive his monthly base salary and to exercise all of the options that would have vested during such period.

Restrictive covenants. Mr. Trifon has agreed not to disclose our confidential information without our prior authorization. Mr. Trifon has also agreed not to solicit our customers, advertisers, employees or independent contractors and not to compete with us or directly or indirectly own or become a greater than 5% stockholder in any company that is competitive with us. The restrictions on competition and solicitation will be effective for a period of 18 months after his employment with us terminates for any reason. Mr. Trifon also agreed to assign to us all intellectual property conceived by him in the course of his employment as well as to pursue patents and assign them to us at our request. Mr. Trifon also agreed to preserve our trade secrets both during and after employment with us.

Sarit Firon. We entered into an employment agreement dated April 30, 2008, as amended as of January 1, 2010 and on November 1, 2010, with Sarit Firon, our Chief Financial Officer.

Term; compensation. Ms. Firon’s employment with us will continue until either party terminates the employment relationship with 30 days prior notice. Her agreement provides for an annual base salary in the entire amount of $250,000 and quarterly bonuses as determined by our Chief Executive Officer based upon predefined MBOs. Ms. Firon is also eligible for a quarterly bonus based upon our global revenues.

Severance; change in control; liquidation event. In the event of a change in control or a liquidation event,  50% of any unvested options held by Ms. Firon will be subject to accelerated vesting and will become immediately exercisable. The remaining 50% of her unvested options will vest over the next 12 months. If Ms. Firon is terminated by us during the 12-month period following a change in control, her unvested options will become immediately exercisable.

If Ms. Firon’s employment is terminated for any reason other than for cause, she will be entitled to any earned but unpaid cash entitlements and will receive severance pay equal to the sum of three times her monthly base salary and the revenue-based bonus due to her to with respect to the three months preceding termination date, and any other benefits due to her will be determined in accordance with our plans, policies and practices then in effect.

If Ms. Firon’s employment is terminated for cause or due to a disability, she will be entitled to any earned but unpaid cash entitlements and any other benefits due to her will be determined in accordance with our plans, policies and practices then in effect.

Restrictive covenants. Ms. Firon also executed a Confidentiality, Non-Solicitation and Intellectual Property Agreement in which she agreed not to disclose our confidential information without our prior authorization. Ms. Firon also agreed not to solicit our customers, advertisers, employees or independent contractors and not to compete with us or directly or indirectly own or become a greater than 5% stockholder in any company that is competitive with us. The restrictions on competition and solicitation will be effective for a period of 18 months after her employment with us terminates for any reason. Ms. Firon also agreed to assign to us all intellectual property conceived by her in the course of her employment.

In November 2010, as a result of Ms. Firon’s plan to relocate to Israel, her agreement was amended to an annual base salary of NIS 840,000.  As of January 1, 2011, this agreement was terminated by mutual agreement and replaced with an Agreement between Ms. Firon and MediaMind Technologies Ltd. due to her relocation. This Agreement provides for an annual base salary of 840,000 NIS and quarterly bonuses as determined by our Chief Executive Officer based upon predefined MBOs. Ms. Firon is also eligible for an annual bonus based upon our global revenues.

Joe Girling. MediaMind Technologies Ltd. (formerly Eyeblaster Ltd.), our wholly-owned subsidiary in the U.K., entered into an employment agreement, dated as of January 20, 2009, as amended as of January 1, 2010, with Joe Girling, our General Manager, International.

Term; compensation. Mr. Girling’s employment with us will continue until either party terminates the employment relationship. His agreement also includes a provision for the payment of an annual base salary of £116,640 and quarterly bonus based upon predefined MBOs. Mr. Girling is also entitled to a monthly bonus based on our overall revenue.

Severance; change in control; liquidation event. As consideration for Mr. Girling agreeing to the restrictive covenants set forth below, we agreed to pay him 10% of his monthly salary for the first three months following termination of his employment. Further, for the first four years of Mr. Girling’s employment, either party may terminate the employment agreement with one month’s notice, provided that we may pay Mr. Girling in lieu of continuing his employment. If Mr. Girling’s employment is terminated for any reason other than for cause, he will be entitled to severance pay equal to the sum of 25% of his annual fixed salary and of the revenue-based bonus due to Mr. Girling with respect to the three months preceding termination date. In the event of a change in control, 30% of any unvested options held by Mr. Girling will be subject to accelerated vesting and will become immediately exercisable. The remaining 70% of his unvested options will continue to vest in accordance with the original vesting period. If Mr. Girling is terminated by us during the 12-month period following a change in control, 50% of his unvested options at the date of termination will become immediately exercisable.

Garden leave. At our discretion, in the event that either we or Mr. Girling give notice of termination or if he seeks to resign without notice or with shortened notice, we may require him to take “garden leave” until the date of his termination. During this period of garden leave, Mr. Girling will still be bound by all the terms of his employment agreement, but he may not attend our premises or perform any work for us without our prior authorization. Mr. Girling will continue to collect full salary through the garden leave period.

Restrictive covenants. Mr. Girling agreed not to disclose our confidential information without our prior authorization. Mr. Girling also agreed not to solicit our employees, independent contractors or clients, with whom Mr. Girling dealt personally and not to directly or indirectly compete with us. The restrictions on competition and solicitation will be effective for a period of 12 months after his employment with us terminates for any reason. Mr. Girling also agreed to assign to us all intellectual property conceived by him in the course of his employment, as well as to pursue patents and assign them to us at our request.

Ofer Zadikario. Our subsidiary, MediaMind Technologies Ltd. (formerly known as Eyeblaster Ltd.) entered into an employment agreement, dated as of April 26, 2007, as amended as of January 1, 2010, with Ofer Zadikario, our Chief Solutions Officer.

Term; compensation. Mr. Zadikario’s employment agreement with us will continue until either party terminates the employment relationship. His agreement provides for the payment of an annual base salary of 720,000 NIS and a quarterly bonus opportunity based on predetermined MBOs. Mr. Zadikario is also eligible for a quarterly bonus based upon our global revenues.

Managers’ insurance policy/further education fund. Mr. Zadikario’s employment agreement provides the social benefits described above for Mr. Trifon.

Severance; change in control; liquidation event. Mr. Zadikario is entitled to the same severance, change in control and liquidation event benefits summarized above for Mr. Trifon, except that no pro rata bonus shall be paid to Mr. Zadikario upon termination of employment.

Restrictive covenants. Mr. Zadikario agreed not to disclose our confidential information without our prior authorization. Mr. Zadikario also agreed not to solicit our employees or independent contractors or to compete with us or directly or indirectly own or become a greater than 5% stockholder in any company that is competitive with us. The restrictions on competition and solicitation will be effective for a period of 18 months after his employment with us has been terminated for any reason. Mr. Zadikario also agreed to assign to us and keep confidential all intellectual property, conceived by him in the course of his employment, as well as to pursue patents and assign them to us at our request. Mr. Zadikario also agreed to preserve our trade secrets both during and after employment with us.

As of April 1, 2011, Mr. Zadikario’s annual base salary was increased to 792,000 NIS.

Andrew Bloom. We entered into an employment agreement, dated July 27, 2009, with Andrew Bloom, our Vice President of Strategic Business Development.

Term; compensation. Mr. Bloom’s employment with us will continue until either party terminates the employment relationship. His agreement provides for an annual base salary of $200,000 and quarterly bonuses as determined by our Chief Executive Officer based upon predefined MBOs. Mr. Bloom is also eligible for a quarterly bonus based upon our global revenues.

Severance; change in control; liquidation event. If Mr. Bloom’s employment is terminated for any reason other than for cause, he will receive, in addition to his severance entitlement under law, a lump sum severance pay equal to the sum of three months of his base salary and the revenue-based bonus due to him to with respect to the three months preceding termination date.

In the event of a change in control, 30% of any unvested options held by Mr. Bloom will be subject to accelerated vesting and will become immediately exercisable. The remaining 70% of his unvested options will vest in accordance with the original vesting schedule. If Mr. Bloom is terminated by us during the 12-month period following a change in control, 50% of his unvested options will become immediately exercisable.

Restrictive covenants. Mr. Bloom also agreed not to disclose our confidential information without our prior authorization. Mr. Bloom has also agreed not to solicit our employees or independent contractors or to compete with us or directly or indirectly own or become a greater than 5% stockholder in any company that is competitive with us. The restrictions on competition and solicitation will be effective for a period of 18 months after his employment with us has been terminated for any reason. Mr. Bloom also agreed to assign to us and keep confidential all intellectual property, conceived by him in the course of his employment, as well as to pursue patents and assign them to us at our request. Mr. Bloom also agreed to assign to us all intellectual property conceived by him in the course of his employment.

As of April 1, 2011, Mr. Bloom’s annual base salary was increased to $230,000.

2010 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)
Gal Trifon	NA	NA	$100,000	(2)
	NA	NA	100,000	(3)
Sarit Firon	NA	NA	64,000	(2)
	NA	NA	40,000	(3)
Joe Girling	NA	NA	15,470	(2)
	NA	NA	152,460	(3)
Ofer Zadikario	NA	NA	24,000	(2)
	NA	NA	28,060	(3)
Andrew Bloom	NA	NA	50,000	(2)
	NA	NA	50,000	(3)

(1)
Reflects incentive opportunities for the 2010 fiscal year under our performance-based program; The program has no maximum payout limit. If performance exceeds target, the payout is determined based on actual performance attained.

(2)	Represents Management by objectives bonus target.

(3)	Represents Revenue-based bonus target.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options for our named executive officers outstanding as of the end of the fiscal year ended December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gal Trifon	82,778	—		$0.001	10/23/2011
	90,000	—		0.005	1/1/2012
	100,000	—		1.35	6/15/2014
	200,000	—		2.13	12/29/2015
	30,000	—		2.55	10/15/2016
	376,860	23,140	(1)	5.65	10/09/2017
	63,344	16,656	(2)	5.11	2/11/2019

Sarit Firon	174,870	18,816	(3)	5.65	10/9/2017
	31,680	8,320	(2)	5.11	2/11/2019
	21,888	8,112	(4)	8.75	11/11/2019

Joe Girling	60,000	—		2.55	10/15/2016
	143,340	16,660	(1)	5.65	10/9/2017
	18,368	21,632	(2)	5.11	2/11/2019

Ofer Zadikario	76,828	—		0.001	10/23/2011
	25,016	—		0.005	1/1/2012
	40,000	—		1.35	6/15/2014
	50,000	—		2.13	12/29/2015
	30,000	—		2.55	10/15/2016
	131,900	8,100	(1)	5.65	10/9/2017
	31,680	8,320	(2)	5.11	2/11/2019

Andrew Bloom	43,772	96,228	(5)	5.11	07/28/2019

(1)	Vests in monthly installments until the option has fully vested in May 2011.

(2)	Vests in monthly installments until the option has fully vested in February 2013.

(3)	Vests in monthly installments until the option has fully vested in August 2011.

(4)	Vests in monthly installments until the option has fully vested in November 2013.

Option Exercises and Stock Vested in Fiscal 2010

Our named executive officers did not exercise any stock options during our fiscal year ended December 31, 2010.

Pension Plans and Deferred Compensation

We do not maintain any qualified or non-qualified defined benefit plans or non-qualified deferred compensation arrangements for the benefit of any of our named executive officers.

Potential Payments upon Termination of Employment

The following narrative and tabular disclosure describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment, assuming the termination of employment occurred on December 31, 2010 based on compensation levels then in effect. The named executive officers have entered into employment agreements and have received option grants under our plan, both of which provide for payments or the delivery of benefits upon a termination of employment. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, including changes in stock price and salary levels, any actual payments and benefits may be different.

Employment agreements. Mr. Trifon’s employment agreement provides that he is entitled to receive the amounts contained in his managers’ insurance policy and further education fund and a pro rata bonus upon termination of his agreement by either party, other than for cause. Upon termination of Mr. Trifon’s employment by us, other than for cause, Mr. Trifon will also be entitled to severance pay required by Israeli law (to the extent such pay is not already included in his managers’ insurance policy). If Mr. Trifon’s employment is terminated due to his disability, he will be entitled to termination payments as if his employment was terminated by us other than for cause. Further, if Mr. Trifon’s employment is terminated other than for cause, he will be entitled to exercise his vested options until 10 years from the date of grant. In the event of a change in control or liquidation event, 50% of his unvested options will become immediately exercisable and the remaining 50% will vest over the next 12 months. If Mr. Trifon is terminated by us during the 12-month period following a change in control, his unvested options will become immediately exercisable. Either party may terminate the employment relationship with 6-months prior notice. During this notice period, Mr. Trifon will continue to receive his salary and regular benefits, including the right to exercise stock options under any agreement with us, unless, at our discretion, we choose to pay Mr. Trifon in lieu of continuing his employment through the notice period, in which case he would be entitled to receive his monthly base salary and to exercise all of the options that would have vested during the notice period. In the event Mr. Trifon is terminated for cause, he will be entitled to severance pay to the extent required by law and the portion of the managers’ insurance policy to which he personally contributed.

Ms. Firon’s employment agreement, summarized above, provides that in the event of a change in control or liquidation event, her stock options are subject to the treatment summarized above for Mr. Trifon (including with respect to termination following the change in control).

Mr. Girling’s employment agreement, summarized above, provides for a notice period of one month. At our discretion, we may choose to pay Mr. Girling in lieu of employing Mr. Girling through this notice period.

Mr. Zadikario, whose employment agreement is summarized above, is generally entitled to termination benefits similar to the benefits summarized above for Mr. Trifon.

Mr. Bloom’s employment agreement, summarized above, provides for a notice period of 30 days. If Mr. Bloom’s employment is terminated for any reason other than for cause (including disability), he will receive a lump sum severance pay equal to the sum of three months of his base salary.

In the event of a change in control, 30% of any unvested options held by Mr. Bloom will be subject to accelerated vesting and will become immediately exercisable. The remaining 70% of his unvested options will vest in accordance with the original vesting schedule. If Mr. Bloom is terminated by us during the 12-month period following a change in control, 50% of his unvested options will become immediately exercisable.

2007 Stock Option and Incentive Plan. In the event of a change in control of MediaMind, in which we are not the surviving entity and in which outstanding plan awards are not assumed by the surviving entity, all restrictions applicable to such awards will lapse, and all outstanding options will become immediately exercisable 15 days prior to the consummation of the transaction. Any exercise of an option in this period will be contingent on the occurrence of the change in control. Under this plan, prior to the consummation of a change in control our Board of Directors will determine whether any special acceleration provisions should be implemented.

The award agreements under this plan provide for the forfeiture of options in the event that the option holder violates the Non-Competition/NonDisclosure/Development Agreement signed in connection with the holder’s employment with us.

Payments upon Termination of Employment and Change of Control

Name and Principal Position	Cash Severance Payment ($)		Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)(1)		Total Termination Benefits ($)
Gal Trifon
President, Chief Executive Officer
Voluntary retirement	$384,945	(3)	—	$293,646		$678,591
Involuntary termination (2)	397,253	(4)	—	293,646		690,899
Involuntary termination after change in control (2)	397,253	(4)	—	329,435	(5)	726,688
Change in control, no termination	—		—	164,718	(6)	164,718
Liquidation event, no termination	—		—	164,718	(6)	164,718
Disability	397,253	(4)	—	293,646		690,899
Sarit Firon
Chief Financial Officer
Voluntary retirement	69,225	(7)	$449	—		69,674
Involuntary termination (2)	69,225	(7)	449	—		69,674
Involuntary termination after change in control (2)	69,225	(7)	449	263,134	(5)	332,808
Change in control, no termination	—		—	131,567	(6)	131,567
Liquidation event, no termination	—		—	131,567	(6)	131,567
Disability	—		—	—		—
Joe Girling
General Manager, International
Voluntary retirement	112,913	(8)	209	—		113,122
Involuntary termination (2)	112,913	(8)	209	—		113,122
Involuntary termination after change in control (2)	112,913	(8)	209	160,020	(9)	273,142
Change in control, no termination	—		—	96,012	(10)	96,012
Liquidation event, no termination	—		—	—		—
Disability	—		—	—		—
Ofer Zadikario
Chief Solutions Officer
Voluntary retirement	358,946	(3)	—	118,838		477,784
Involuntary termination (2)	428,979	(4)	—	118,838		547,817
Involuntary termination after change in control (2)	428,979	(4)	—	136,715	(5)	565,694
Change in control, no termination	—		—	68,358	(6)	68,358
Liquidation event, no termination	—		—	68,358	(6)	68,358
Disability	428,979	(4)	—	118,838		547,817
Andrew Bloom
Vice President of Strategic Business Development
Voluntary retirement	81,829	(8)	$449	—		82,278
Involuntary termination (2)	81,829	(8)	449	—		82,278
Involuntary termination after change in control (2)	81,829	(8)	449	413,540	(9)	495,818
Change in control, no termination	—		—	248,124	(10)	248,124
Liquidation event, no termination	—		—	—		—
Disability	81,829	(8)	—	—		81,829

(1)	Amounts reflect the intrinsic value of accelerated options based on a year-end fair market value of $13.70.

(2)	Assuming involuntary termination is without cause.

(3)	Represents severance pay accumulated under the executive’s managers’ insurance policy and 6 months of notice.

(4)	Represents severance pay required by Israeli law (and at least the severance pay accumulated under the executive’s managers’ insurance policy) and 6 months of notice.

(5)	Represents the immediate vesting of all unvested options held by the executive if involuntarily terminated during the 12 months following a change in control.

(6)	Represents the immediate vesting of 50% of the options held by the executive not vested at the time of the closing of a change in control or liquidation event.

(7)	Represents 30 days of notice.

(8)	Represents severance pay and 30 days of notice.

(9)	Represents the immediate vesting of 50% of the options held by the executive not vested at the time of the closing if involuntarily terminated during the 12 months following a change in control.

(10)	Represents the immediate vesting of 30% of the options held by the executive not vested at the time of the closing of a change in control.

Accrued pay and regular retirement benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including, with respect to Messrs. Trifon and Zadikario, manager’s insurance policy (other than severance) and further education fund.

Report of the Audit Committee

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “Company — Investor Relations — Corporate Governance” section of the Company’s website, www.mediamind.com.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the year ended December 31, 2010, matters relating to the Company’s internal controls over financial reporting, and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board 0f Directors (and the Board has approved) that the audited financial statements be included in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.

Members of the Audit Committee:

Timothy I. Maudlin, Chair
Michael J. Kelly
James Warner

Fees Paid to Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

The following is a summary of the fees billed to the Company Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

	Years Ended December 31,
Fee Category	2010	2009
Audit Fees	$539,500	$55,216
Audit-Related Fees	-	-
Tax Fees	$270,036	$85,119
All Other Fees	-	-
Total Fees	$809,536	$140,335

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Kost Forer Gabbay & Kasierer, in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002. Also includes fees billed for our initial public offering.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and financial accounting and reporting standards, and other services related to registration statements and public offerings, including the company’s initial public offering.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

Other Fees. Consists of various miscellaneous services.

Audit Committee Pre-Approval Procedures

The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following Audit Committee quarterly meeting. At each of the Audit Committee quarterly meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During 2010, all audit and non-audit services performed by Kost Forer Gabay and Kasierer for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination

The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 31, 2011 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on March 31, 2011, (b) each director and nominee for director of the Company, (c) the Named Executive Officers, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 31, 2011. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage of the person holding such options or warrants but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 18,905,299 shares of common stock outstanding as of March 31,2011. Unless otherwise indicated, the address for each listed stockholder is: c/o MediaMind Technologies Inc., 135 West 18th Street, 5th Floor, New York, NY, 10011. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned As of March 31, 2011
Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent
Beneficial Owners of 5% or More of Our Outstanding Common Stock, Directors and Named Executive Officers
Sycamore Technologies Ventures L.P. (1)	3,829,382	20.3%
Insight Ventures (2)	3,131,000	16.5
RIMA Management LLC (3)	1,090,743	5.8
Jonathan Kolber (4)	1,084,729	5.7
Gal Trifon (5)	1,285,668	6.5
Ofer Zadikario (6)	892,320	4.6
Sarit Firon (7)	256,316	1.3
Andrew Bloom (8)	61,700	*
Joe Girling (9)	242,528	1.3
Eli Barkat (10)	4,209,382	22.3%
Guy Gamzu (11)	922,427	4.9
Michael J. Kelly (12)	50,672	*
Timothy I. Maudlin (13)	17,000	*
Deven Parekh (14)	3,131,000	16.5
James Warner (15)	10,000	*
All current directors and executive officers as a group (12 persons)	11,079,013	52.8

*	Less than 1% beneficial ownership.

(1)
Consists of 3,829,382 shares of common stock. Mr. Eli Barkat is a member of the board of directors of Sycamore Technologies Venture Ltd., the general partner of Sycamore. Because Mr. Barkat is a member of the board of directors of Sycamore Technologies Venture Ltd., he has voting and dispositive power over these shares. Mr. Barkat disclaims beneficial ownership of the shares except to the extent of his pecuniary interests in Sycamore. Sycamore’s address is Beit Bareket Hagolan St., Airport City 70100, P.O. Box 215, Israel. For a discussion of our material relationships with Sycamore within the past three years, see “Certain Relationships and Related Party Transactions.”

(2)
Consists of 3,131,000 shares held by Insight Venture Partners IV, L.P., 328,819 shares held by Insight Venture Partners (Cayman) IV, L.P., 303,109 shares held by Insight Venture Partners IV (Co-Investors), L.P. and 19,542 shares held by Insight Venture Partners IV (Fund B), L.P. (collectively, “Insight Ventures”). Also includes options for 20,000 shares of common stock held by Insight Venture Management, L.L.C., an affiliate of Insight Ventures, that are immediately exercisable or exercisable within 60 days of March 31, 2011. Insight Holdings Group, L.L.C. (“Insight Holdings”) is the managing member of Insight Venture Associates IV, L.L.C. (“Insight Associates IV”), which in turn is the general partner of each of the partnerships of Insight Ventures. Jeffrey L. Horing, Deven Parekh and Peter Sobiloff are the members of the board of managers of Insight Holdings. Because Messrs. Horing, Parekh and Sobiloff are the members of the board of managers of Insight Holdings, Insight Holdings is the managing member of Insight Associates IV and Insight Associates IV is the general partner of each of the Insight Ventures, they have voting and dispositive power over these shares. The foregoing is not an admission by Insight Associates IV or Insight Holdings that it is the beneficial owner of the shares held by the partnerships of Insight Ventures. Each of Messrs. Horing, Parekh and Sobiloff disclaims beneficial ownership of the shares except to the extent of his pecuniary interests in these entities. The address of the Insight entities is 680 Fifth Avenue, 8th Floor, New York, NY 10019.

(3)
Consists of 1,090,743 shares held by RIMA Management, L.L.C. and Richard Mashaal. The address of RIMA Management L.L.C. and Richard Mashaal is 110 East 55th Street, Suite 1600, New York, New York 10022. RIMA Management L.L.C. and Richard Mashaal disclaim beneficial ownership except to the extent of their pecuniary interests therein.

(4)
Consists 100,000 shares held by Mr. Kolber in his personal capacity; 31,600 shares held by Anfield Ltd., a company, wholly owned by Mr. Kollber and 953,129 shares held by Sycamore Technologies Venture Ltd. Mr. Kollber holds a small ownership interest in shares held by Sycamore but is not deemed to “beneficially own” such shares pursuant to the rules of the SEC.

(5)
Includes options for 904,178 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011. Includes warrants to purchase 82,778 shares of common stock at an exercise price equal to $0.001 per share that are immediately exercisable.

(6)
Includes options for 327,744 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011. Includes warrants to purchase 76,828 shares of common stock at an exercise price equal to $0.001 per share that are immediately exercisable. Also includes 487,748 shares of common stock held by OZ Internet Technologies, L.L.P., which is wholly-owned by Mr. Zadikario.

(7)	Consists options for 256,316 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

(8)	Consists of options for 61,700 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

(9)	Consists of options for 242,528 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

(10)	Consists of 3,829,382 shares of common stock held by Sycamore. Mr. Barkat disclaims beneficial ownership of the shares held by Sycamore except to the extent of his pecuniary interests therein.

(11)
Includes options for 20,000 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011. Also includes 590,940 shares held by Cubit Investments Ltd. In addition, Mr. Gamzu holds a small ownership interest in shares held by Sycamore but is not deemed to “beneficially own” such shares pursuant to the rules of the SEC.

(12)	Consists of options for 50,672 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

(13)	Consists of options for 17,000 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

(14)
Includes 3,111,000 shares of common stock held by Insight Ventures and options for 20,000 shares of common stock held by Insight Venture Management, L.L.C., an affiliate of Insight Ventures, that are immediately exercisable or exercisable within 60 days of March 31, 2011. Mr. Parekh disclaims beneficial ownership of shares held by Insight Ventures and the options held by Insight Venture Management, L.L.C. except to the extent of his pecuniary interest in these entities. See footnote (2) above for more information regarding Insight Ventures.

(15)	Consists of options for 10,000 shares of common stock that are immediately exercisable or exercisable within 60 days of March 31, 2011.

Stock Option and Incentive Plan

The below table presents information as of December 31, 2010 for the 2007 Stock Option and Incentive Plan (the “Plan”), which have been approved by our stockholders. We do not have any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	6,129,506	$5.74	371,186	(1)
Equity compensation plans not approved by stockholders	-	-	-
Total

(1)The total number of shares of our common stock authorized for issuance under the Plan is 7,270,172 shares plus an annual increase equal to the lesser of (i) 1,900,000 shares and (ii) 4% of our shares of common stock outstanding on the first day of each fiscal up to 2020. Shares subject to an award that are not purchased or issued, or are forfeited, will again be available for future awards under the Plan.

Section 16 (a) Beneficial Ownership Reporting Compliance

Under SEC rules, the Company’s directors, executive officers and beneficial owners who own more than 10% of any class of equity security registered under Section 12 of the Exchange Act are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that, since the initial public offering in August 2010, all such SEC filing requirements were satisfied with the exception of amended Form 3 filed by Guy Gamzu reporting certain holdings inadvertently omitted from the initial filing thereof, late Form 4 filed by Mr. Gamzu with respect to a reportable transaction on February 28, 2011 and April 1, 2011 respectively and late Form 4 filed by Sycamore Technologies Ventures L.P. and Mr. Eli Barkat with respect to a reportable transaction on March 28, 2011.

PROPOSAL 1:  ELECTION OF TWO CLASS I DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve until the annual meeting of shareholders to be held on 2014 and until their successors are elected and qualified or until such directors earlier death, resignation or removal. The Board of Directors has unanimously nominated Timothy I. Maudlin and James Warner for re-election to the Board of Directors as Class I directors. Each nominee has indicated that he is willing and able to serve as a director. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees for Class I directors at the Annual Meeting.

Plurality Vote Standard for Director Election

The Company’s Bylaws require that each director will be elected by a plurality of votes present in person or by proxy. Under Delaware law, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES.

Please note that brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be counted.

PROPOSAL 2.  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors requests that the shareholders ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Company expects that representatives of Kost Forer Gabbay & Kasierer will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for fiscal year 2011. If the shareholders do not so ratify, the Audit Committee will reconsider the appointment and may retain Kost Forer Gabbay & Kasierer, or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

The advisory proposal requires the affirmative vote of a majority of the shares entitled to vote at the meeting. Abstentions will have the effect of a vote against the item. Proposal 2 is a “discretionary item” and NYSE member brokers that do not receive instructions on how to vote may cast those votes in their discretion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER, A MEMBER OF
ERNST & YOUNG GLOBAL, AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory shareholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the Securities and Exchange Commission.  Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote on the fiscal 2010 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” on page 9, we believe that our executive compensation programs are designed to directly link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value, as well as meeting individual objectives. The Board of Directors urges shareholders to approve the compensation of our named executive officers by voting FOR the resolution set forth above. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors:

•	We emphasize pay for performance and correlate executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.

•	Our compensation programs do not encourage excessive or unnecessary risks that could have a material adverse effect on the Company’s value or operating results.

•
We conduct an annual review of our executive compensation programs and utilize peer and survey group data to evaluate these program and to ensure that they achieve the desired goals and objectives, while remaining within the range for comparable roles presented in the surveys.

•	Equity awards issued to the executive officers are vested over a four year period to ensure that the interests of the executive officers are aligned with those of our shareholders.

Shareholders should also consider our positive 2010 performance:

•	In 2010, revenues increased 24% compared to previous year, while maintaining profitability and positive cash flow from operating activities;

•	In 2010, we released MediaMind v2.0, demonstrating our technology leadership in campaign and data management;

•
We continued to consistently grow our customer base with campaigns delivered in 2010 for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries.

•	We completed our initial public offering in August 2010.

Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of the Company’s executive compensation principles and practices and the fiscal 2010 compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2010 compensation of the Company’s named executive officers.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable actions.

To help ensure that all shareholder views are well understood by the Board, the Company also encourages shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

The advisory proposal requires the affirmative vote of a majority of the shares entitled to vote at the meeting. Abstentions will have the effect of a vote against the item. Broker non-votes will have no effect upon the item.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE
COMPENSATION TABLES AND THE RELATED DISCLOSURES

Please note that broker may not vote shares on this proposal in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be accounted

PROPOSAL 4.  ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory shareholder vote to determine how often to present the advisory shareholder vote to approve the compensation of our named executive officers (the “say-on-pay vote”).  We must solicit your advisory vote on whether to have the say-on-pay vote every 1, 2 or 3 years.

Accordingly, in this proposal number 4, we are providing our shareholders with the opportunity to cast an advisory vote as to the appropriate frequency for the say-on-pay vote.  Shareholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders indicate, by their vote on this resolution, whether the say-on-pay vote should take place every 1, 2 or 3 years.”

The Company values the opinion of its shareholders and believes that an annual say-on-pay vote will best reinforce the Company’s desire to communicate with its shareholders.  An annual say-on-pay vote will allow the Company’s shareholders to regularly express a view on our compensation policies and practices.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the named executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on this matter.

 The advisory proposal requires the affirmative vote of a majority of the shares entitled to vote at the meeting. Abstentions will have the effect of a vote against the item. Broker non-votes will have no effect upon the item. It is possible that none of the three choices will receive the necessary majority.

WHILE YOU HAVE THE OPPORTUNITY TO VOTE EVERY 1, 2 OR 3 YEARS, OUR BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
A FREQUENCY OF SAY ON PAY VOTES OF EVERY 1 YEAR

Please note that broker may not vote shares on this proposal in the absence of your specific instructions as to how to vote. Please vote your proxy so your vote can be accounted

OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR 2011

The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event the date of the annual meeting has been advanced by more than thirty (30) days prior to such anniversary date or delayed by more than 60 days following such anniversary date, then to be timely, this advance notice must be received no later than seventy (70) days prior to the date of such annual meeting, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, and a description of any agreement, arrangement or understanding, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to our securities (C) the class and number of shares of the Company which are beneficially owned by the shareholder, and (D) any material interest of the shareholder in such business.

The Company’s Bylaws also provide that advance notice of a shareholder’s proposal to nominate a person for election to the Board must be delivered to or mailed and received at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting.  However, the Bylaws also provide that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was made.  Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, and a description of any agreement, arrangement or understanding the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder with respect to our securities and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder.

The above is a summary of certain sections of our Bylaws. A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Annual Meeting for fiscal year 2011 must submit the proposal to the Company no later than December 16, 2011. Shareholders who intend to present a proposal at the Annual Meeting for fiscal year 2011 without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than February 14, 2012 or management of the Company will have discretionary voting authority at the fiscal year 2012 annual meeting with respect to any such proposal without discussion of the matter in the proxy statement for such meeting. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

/s/ Gal Trifon
Gal Trifon
Chairman and Chief Executive Officer

Directions to the Annual Meeting of Shareholders of MediaMind Technologies Inc.
135 West 18th Street, New York, New York

495
Madison Square Garden
GARMENT DISTRICT
Herald Square Building
Chrysler Building
Chelsea Park
W 35th St
W 34th St
W 33rd St
W 32nd St
W 31st St
W 30th St
W 29th St
W 28th St
W 27th St
W 26th St
W 25th St
W 24th St
W 23rd St
W 22nd St
W 21st St
W 20th St
W 19th St
W 17th St
W 16th St
W 15th St
W 14th St
W 13th St
W 12th St
W 11th St
W 10th St
W 37th St
W 36th St
E 34th St
E 33rd St
E 32nd St
E 31st St
Park Ave Tunnel
Park Ave
Park Ave S
3rd Ave
2nd Ave
1st Ave
Fashion Institute Of Technology
CHELSEA
MIDTOWN SOUTH CENTRAL
MURRAY HILL
EAST SIDE
TUDOR CITY
United Nations Plz
E 42nd St
E 37th St
E 34th St
E 23rd St
E 14th St
E 17th St
495
Fdr Dr Service Rd W
FDR DR S
Marginal St
Fdr Dr
10th Ave
9th Ave
8th Ave
7th Ave
7th Ave S
6th Ave
5th Ave
Broadway
Madison Square Park
New York Life
FLATIRON
Horatio St
Jane St
Bank St
Perry St
W 4th St
WEST VILLAGE
Union Sq W
Union Sq E
Irving Pl
Gramercy Park
GRAMERCY
GRAMERCY-FLATIRON
Stuyvesant
A
B

TEL: 646 202 1320

1. Start out going NORTHWEST on E 34TH ST toward 5TH AVE.
2. Turn LEFT onto 7TH AVE.7TH AVE past BROADWAY.
3. Turn LEFT onto W 18TH ST.W 18TH ST is just past W 19TH ST.
4. MediaMind offices at 135 W 18TH ST, 5th Floor, NYC are on the LEFT.  If you reach 6TH AVE you've gone a little too far.

MEDIAMIND TECHNOLOGIES INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 31, 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sarit Firon and Vered Raviv-Schwarz (collectively, the “proxies”), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of MediaMind Technologies Inc. (the “Company”) for fiscal year end 2010, to be held on May 31, 2011 at 11:30 a.m., local time, at MediaMind Technologies Inc., 135 West 18th Street, New York, New York, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

(TO BE SIGNED ON REVERSE SIDE)

MEDIAMIND TECHNOLOGIES INC. 135 W. 18TH ST., NEW YORK NEW YORK 10011
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIAMIND TECHNOLOGIES INC.

Vote on Directors
1.	Election of Two Class I Directors	For	Withhold	Abstain
Nominees
	01 Timothy I. Maudlin	☐	☐	☐
	02 James Warner	☐	☐	☐
The Board of Directors recommends you vote FOR the nominees.
Vote on Proposals
2.	Proposal to ratify the selection of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm for fiscal year 2011.	For ☐	Withhold ☐	Abstain ☐
The Board of Directors recommends a vote FOR Proposal 2
3.	To approve an advisory vote on compensation of our named executive officers.	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 3
		1 Year	2 Years	3 Years	Abstain
4.	To recommend an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR 1 YEAR

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR 1 YEAR FOR PROPOSAL 4.

Please note that brokers may no longer vote the shares on the election of directors or on the advisory votes on compensation without specific instructions from you as to how to vote. Please vote your proxy so your vote can be counted.

Please sign exactly as your name(s) appear(s) hereon. When
signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

Schedule A
Participating Companies - IPAS High Technology Survey

2Wire	Avaya Inc.	Datalogic Scanning, Inc.
3PAR, Inc. (acquired by HP)	Avid Technologies	Dell, Inc
A.T. Kearney	Axcelis Technologies, Inc.	Deltek Systems, Inc.
Aavid Thermalloy	Azure Dynamics	Demandware
Accenture LLP	Bentley Systems, Inc.	Dialog Semiconductor
Accuray Incorporated	BMC Software Inc	Digital River
ACI Worldwide, Inc	Booz Allen and Hamilton	Dimension Data
Acision	Bose Corporation	Dolby Laboratories, Inc.
Activant Solutions	BridgeCo	DynCorp International Inc.
Acxiom Corporation	British Telecommunications	eBay Inc.
ADC Telecommunications, Inc.	Broadcom	ECI Telecom Ltd.
Adobe Systems Incorporated	BroadSoft	Education Dynamics, LLC
Advanced Digital Broadcast	Brocade Communications Systems, Inc.	Electronic Arts
Advanced Micro Devices Inc	Brooks Automation, Inc.	EMC Corporation
Affiliated Computer Services, Inc	BTU International, Inc.	EMS Technologies Inc
Affymetrix Inc.	Bull SAS	EMSAR Group Europe
Agilent Technologies Inc	Bullhorn, Inc.	Emulex Corporate Services Corporation
Airvana, Inc.	CA, Inc.	Endeca Technologies, Inc.
Akamai Technologies	Cable & Wireless UK	Enersys, Inc.
Alcatel - Lucent	Cabot Microelectronics Corp.	Entrust, Inc.
Algorithmics Incorporated	Cadence Design Systems	Epson Europe BV
Allegis Group	Cambridge Interactive Development Corp.	ESRI
Allen Systems Group (formally Mobius Management Systems)	Carestream Health, Inc.	Excelitas
Alliance Data	Cerner Corporation	Exent
Altera Corporation	Check Point Software Technologies	Expedia
AMCC	Ciena Corp	Experian
AMCOL International	Cincom Systems, Inc.	Extreme Networks
Amdocs Management Ltd.	Cisco Systems, Inc.	F5 Networks
Andrew Corp	Citrix Systems Inc	Facebook, Inc.
Anite plc	Clicksoftware, Inc	FEI Company
Anritsu Us Holding Inc	Cognex Corporation	Fiserv, Inc.
ANSYS, Inc.	Cognizant Technology Solutions	Flow International Corporation
AOL	Coherent	FORCE10 Networks Inc
Apple, Inc.	Collaborative Consulting	FormFactor Inc
Applied Materials Inc	Compucom	Forrester Research
Apriso Corporation	Computer Sciences Corporation	Fortinet Inc
Aptina Imaging Corporation	Compuware Corporation	Fox Interactive Media, Inc
ARM	Comverse Inc	Freescale Semiconductor Inc.
Art Technology Group, Inc.	Consona Corporation	FrontRange Solutions Inc.
Aruba Networks	Convergys Customer Management Group	Fujitsu Services
Aspect Software	Cray Inc.	Gartner Inc
Aspen Technology	Cree, Inc.	Genpact Limited - India
AT&T, Inc.	Cymer, Inc.	Global 360
Atmel Corporation	Cypress Semiconductor	Global Crossing
ATMI, Inc.	D&M Holdings	GlobalEnglish Corporation
Autodesk, Inc.	Daktronics	Google
Avago	Dassault Systems	GT Solar

GTECH Holdings Corp	L-3 Communications Holdings	NEC Europe, Ltd.
Gulfstream Aerospace Corp	Lam Research Corporation	NetApp, Inc.
Halliburton	LANdesk Software Inc.	Netsuite
Harmonic, Inc.	Lattice Semiconductor	Network Equipment Technologies Inc
Harris Corporation	Lawson Software	NeuStar, Inc.
Hewlett-Packard Company, Inc	LeapFrog Enterprises, Inc.	Nice Systems
HID Global	Lenovo Group Limited	Nii Holdings, Inc
Hitachi Data Systems Corporation	Level 3 Communications, Inc.	Nokia Siemens Network
Hitachi Europe Ltd.	Lexmark International	Novell, Inc.
HomeAway, Inc.	Liberty Global Europe Ltd.	Novellus Systems, Inc.
Hynix Semiconductor	Litle & Co.	Nuance Communications, Inc.
Hypercom Corporation	Logitech	Nypro Inc.
IAC Search & Media (Ask Jeeves)	LSI Corporation	OCLC Online Computer Library Center, Inc.
iBAHN Corporation	Lucasfilm Ltd., Inc.	Open Text Corporation (USA)
iBasis, Inc.	MapInfo Corporation (Pitney Bowes Software)	Openwave Systems
iDIRECT Technologies	Marvell Semiconductor, Inc.	Oracle Corporation
Imation Corp.	Masimo Corporation	Orrick, Herrington, Sutcliffe LLP
Immersion Corporation	Mastercard International	OSI Systems, Inc.
IneoQuest Technologies, Inc.	MathWorks, Inc., The	OSIsoft, LLC
Infineon Technologies AG	McAfee	Panasonic Avionics Corporation
Infinera Corporation	MediaMind	Panduit Corporation
Infoblox	Mentor Graphics Corp	Paradigm Geophysical
InfoPrint Solutions Company	Mercury Computer Systems	Parametric Technology Corp. (PTC)
Infor Global Solutions	Merrill Corporation	Pegasystems, Inc.
InfoVista SA	Micro Focus Inc	Perceptron
Ingram Micro Corporation	Microchip Technology	Perficient
Intec Billing Canada Limited	Micron Technology, Inc.	PerkinElmer, Inc.
Integrated Device Technology Inc	Microsemi Corporation	Platform Computing Inc
Intel Corporation	Microsoft Corporation	Plexus Corp
INTELSAT	Millipore	PMC-Sierra Inc
IntriCon Corporation	Minitab Inc.	Polycom Inc
Intuit, inc	MIPS Technologies	Powerwave Technologies
Invensys Process Systems	Misys International Banking	Printronix
IPC Systems, Inc.	Mitac International (formerly Mio Technology UK/Navman-Europe Ltd.)	PPC (John Mezzalingua Associates, Inc.)
Irdeto Access Technology	MKS Instruments, Inc.	Progress Software
Iron Mountain Inc.	MobiTV	Proofpoint, Inc.
J2 Global Communications	Monotype Imaging Inc.	Quadrem
JDA Software Group, Inc.	Monster Worldwide, Inc	QUALCOMM, Inc.
JDS Uniphase Corporation	Motorola Inc	Quantum Corporation
Juniper Networks	MRV Communications	Quest Software, Inc.
K2/Sourcecode Technology Holdings	MSC Software Corp	Rambus Inc.
KBR, Inc.	Nanometrics Inc.	Raytheon Company
Keane	National Instruments	Razorfish
Keithley Instruments	NAVTEQ Corp	RealNetworks, Inc.
Kemet Electronics	NCR Corporation	RealPage, Inc.
Kingston Technology Company	NDS Limited	Red Hat

Kofax Image Products, Inc.	NEC Corporation - Japan	RedBack Networks, Inc.
Kronos Incorporated	NEC Electronics Europe, Inc.	Reed Elsevier Group plc
Reliance Globalcom	Synopsys, Inc.
RES Software	Tata Consultancy Services
Revenue Solutions, Inc	Tectura
RF Micro Devices	TEKELEC
Ricoh UK Limited	Tektronix, Inc.
Royal Bank of Scotland	Telcordia Technologies, Inc.
SABRE Inc	Tele Atlas North America, Inc.
Salesforce.com	Tellabs
Sandia National Laboratories	Temenos
SanDisk Corporation	Tesla Motors Inc.
Sanmina-SCI Corporation	The Capital Group Companies Inc
SAP AG	The Thomson Reuters Corporation
Sapient Corporation	The Vitec Group plc
SAS	Thermo Fisher Scientific Inc.
SAVVIS Communications	TIBCO Software Inc.
SBA Network Services	Toppan Photomasks, Inc.
Schneider Electric (American Power Conversion Corp)	Torex
SeaChange International, Inc.	Toshiba Europe GbmH
Seagate Technology Inc	TransUnion, LLC
SEMI - Semiconductor Equipment and Materials International	Travelport (Galileo International)
Semtech Corporation	Trend Micro
Sensata	Trimble Navigation Ltd.
ServiceSource	TripWire
Siemens AD UGS PLM Software AKA UGS	TTI Inc.
Siemens Corporation	Ulticom, Inc.
Silicon Laboratories	Underwriters Laboratories
SITA	Unica Corporation
Smith Micro Software Inc	Unisys Corporation
Smiths Medical	Universal Instruments Corp.
SMSC	UST Global
Software AG, Inc.	UTStarcom
SonicWALL Inc	Velcro Group Corporation
Sonus Networks, Inc.	Verifone
Sony Computer Entertainment America Inc.	Verisign, Inc.
Sophos Plc	Verizon Business
SPP Process Technology	Verizon Wireless
Sprint Nextel Corporation	VMWare, Inc.
Stepstone ASA, Ltd.	Walt Disney Company
Sterling Commerce	WatchGuard Technologies, Inc.
STMicroelectronics NV	Waters Corporation
Stratos Mobile Networks, Inc.	Webroot Software, Inc.
Stratus Technologies	Websense
Stream Global Services	Western Digital Corporation
StreamServe, Inc.	Wincor Nixdorf International
Subex Azure (formerly Syndesis)	Wind River Systems
SunGard Holdings Ltd.	Wipro Technologies
SunPower Corporation	Wolfson Microelectronics
Sybase, Inc.	Wolters Kluwer
Symantec Corporation	Xyratex International, Inc.
Syniverse Technologies Inc	Yahoo! Inc.

 Schedule B
Participating Companies - Zviran Salary Survey

Frontline PCB	ClickSoftware	3I-Mind
Fundtech	CogniTens	Accenture (Israel)
Galil Medical	Commtouch Software	ADT
Galor Systems and Software	Compugen	Advasense
GE Medical Systems	Comverse	Aeroscout
General Motors	Conduit	Agilent
Gilat	Convergys Technologies	Allot Communications
Gilat Satcom	CopperGate	Altair Semiconductor
Given Imaging	Corrigent	Alvarion
GuruNet	Cosmocom	Amdocs
Harel Computers	cVidya	Amimon
Harland Financial Solutions	Dainippon Screen	Amital Data
Harmonic Video Networks	Datanet	Analog Devices
Harmonic Video Systems	DSP Group	Applied Materials
Hewlett Packard	Dune Medical	Artizone
Hitachi Data Systems	Eastronics	Astronautics
Hot	Easy Forex Technologies	Atteneti (Dmatek)
HP Labs	eBay	Attunity
HP- OMS	ECI Telecom	Autodesk
HP- ScitexVision	Edwards (Israel)	Avaya
HP-EDS	ELAD group	BAE - Rokar
HP-Mercury	Elbit Systems	BetterPlace
I.A. Mittwoch - NCR	Elipse Engineering	Bezeq
IBM (Israel)	Elisra	Bezeq International
IBM Research Labs	Elmo	Bigband Networks
ICQ	El-Op	Bioness
Idit Technologies	Elta	Biosense Webster
iGlobalMedia	Eltek	BMC Software
Ilex Medical	EMC (Israel)	BrainsGate
Imperva	EMC Development Center	BrightSource
Incredimail	Ericsson	Broadcom
Indigo - HP	Exent Technologies	CA
InfoGin	EZchip	Cadence
Insightec	F5 Networks (Israel)	Cadent
Intel (Israel)	Final	Card Guard
Israel Aircraft Industries	FIS	CByond
Itamar Medical	Flash Networks	Cellcom
ITL Optronics	Forum Technologies	Ceragon
Jacada	FreeScale	CheckPoint
JAJAH	Fring	Cisco (Israel)

Scailex Corporation	Oracle (Israel)	KLA Tencor
SCD	Orbit	Kodak
Schema	Orbotech	Kontera
SCR Engineers	Orex	Lantiq
SHC	Oridion Medical	LivePerson
Siano MS	Paieon	LSI
Siemens Israel	Paradigm	Lumenis
Siemens PLM	Partner Communications	M86 Security
SintecMedia	Pelephone	Magic Software Enterprises
SkyVision Network	Pentalum	Mainsoft
SPL Software	Philips Medical Systems	Malam Systems
SunGard (Israel)	Picscout	Marvell
Super Dimension	Pixer Technology	McKesson Israel
SuperDerivatives	PMC-Sierra	MediaMind
Syneron	Pointer	MediGuide
Systematics	Polycom	Medimop
Taldor	Pontis	Medingo
Techplay Marketing	Precise	Medtronic Navigation Israel
Teledata Networks	PrimeSense	Mentor Graphics
Tersato	Provigent	Michpal
Texas Instruments	Pursway	MicroSemi
Time to Know	Qualcomm (Israel)	Microsoft (Israel)
Toga	Rad Communications	Microsoft Development Center
Traiana	Radvision	Mirs Communications
TTI	Radwin	MobileAccess
Unitronics	Rafael	Mobileye
Veraz Networks	Random Logic	Mobixell
Verifone	Ray-Q	Modu Mobile
Verint	Retalix	Motorola (Israel)
Visonic	RoboGroup	NDS Technologies
Voltaire	Roseman Engineering	Ness Technologies
Wanova Technologies	RSA Security	NetApp
Websense	Safend	Netformx
Winetworks	Safenet	Netvision 013
Wintegra	Samsung Semiconductor	Nice Systems
Wisair	Samsung Telecom	Nokia-Siemens Networks
XMPie	SanDisk (Israel)	Nova
Yes	SAP Labs (Israel)	N-Trig
Zend Technologies	Sapiens	Numonyx (A Micron Company)
Zoran	Sarin Technologies	Oclaro